News Release
FOR IMMEDIATE RELEASE

For more information, contact:
Deb Thornton
(916) 218-4779
dthornton@daegis.com

DAEGIS REPORTS FISCAL 2012 THIRD QUARTER
FINANCIAL RESULTS

  Adjusted EBITDA of $1.6 million
  Cash flow from operations of $2.8 million
  Cash and cash equivalents of $6.5 million

ROSEVILLE, Calif., – March, 8, 2012 – Daegis (NASDAQ: DAEG), an eDiscovery company, today announced financial results for its fiscal 2012 third quarter, ended Jan. 31, 2012.

Third quarter total revenue was $11.1 million, compared to $12.4 million in the third quarter last year. Electronic discovery revenue was $4.2 million, compared to $6.5 million in the comparable period last year. Revenue for the Company’s database, archive and migration business segment was $6.9 million, compared to $5.9 million in the third quarter of fiscal 2011.

Operating income for the third quarter was $604,000, compared to $1.1 million in the same quarter last year. Adjusted EBITDA was $1.6 million, or 15% of revenue, compared to $2.4 million, or 19% of revenue, in the comparable quarter last year (see reconciliation table).

Third quarter GAAP net income was $53,000, or $0.00 per share, compared to GAAP net loss of $206,000, or $0.01 loss per share, in the third quarter of fiscal 2011. Non-GAAP net income was $757,000, or $0.05 per share, compared to Non-GAAP net income of $1.1 million, or $0.07 per share, last year (see reconciliation table). The Company generated cash from operations of $2.8 million during the third quarter.

Cash and cash equivalents at Jan. 31, 2012 were $6.5 million, compared to $4.6 million reported at April 30, 2011. Total outstanding debt decreased to $21.9 million, compared to $27.5 million at April 30, 2011.

Commenting on results, Chief Executive Officer Todd Wille said, “Our third quarter and nine months ended eDiscovery revenue decreased primarily as a result of fewer new project wins from three of our larger customers. While we made significant investments on the sales, marketing and product fronts this year, we were unable to fully offset the revenue gap associated with the reduction of business from these customers. Our database, archive and migration segment had a strong quarter increasing its revenue by 17 percent. This segment continued to perform well during the quarter including a significant product win, new migration and archive consulting project wins and strong maintenance renewals, reflecting a satisfied customer base. Additionally, we achieved net income and solid cash flow for the quarter.”

Fiscal 2012 Nine-Months Financial Results

Total revenue for the first nine months of fiscal 2012 was $33.7 million, compared to $35.2 million for the same period of the prior year. GAAP net loss for the first nine months of fiscal 2012 was $931,000, or $0.08 loss per share, compared to a net loss of $793,000, or $0.06 loss per share, in the same period last year. Non-GAAP net income was $3.0 million, or $0.18 per share, compared to $3.6 million, or $0.26 per share, for the first nine months of last year. Adjusted EBITDA for the first nine months was $5.8 million, compared to $5.6 million in first nine months of fiscal 2011.

Investor Conference Call

Management will host a conference call today, March 8, 2012, at 2:00 p.m. PT (5:00 p.m. ET) to review the third quarter 2012 financial results. The call can be accessed by dialing (888) 846-5003 or (480) 629-9856 for international callers. Additionally, the conference call will be broadcast live on Daegis’ website at www.daegis.com. A replay of the call will be available through 11:59 p.m. ET on March 16, 2012 by dialing (800) 406-7325 or (303) 590-3030 for international callers and using the following passcode: 4515355#.

About Daegis

Daegis (NASDAQ: DAEG) delivers eDiscovery and information management solutions. The Daegis eDiscovery Platform serves corporate and law firm clients by combining technology and services to deliver the industry’s most complete solution. Daegis also provides managed document review services with predictable pricing to contain costs and promote efficiency in a defensible manner. For additional information, visit www.daegis.com or follow us via our blog, Twitter at @daegis and Facebook.

Use of Non-GAAP Financial Information

To supplement the Company's unaudited condensed consolidated financial statements presented in accordance with GAAP, Daegis uses certain Non-GAAP measures of financial performance. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. For more information on these Non-GAAP financial measures including how they are calculated, please see the table in this release captioned "Reconciliation of GAAP to Non-GAAP Net Income" which includes a reconciliation of the GAAP results to Non-GAAP results.

Some of the information in this press release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that these statements involve risks and uncertainties and actual events or results may differ materially. When the words “believes,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements in the press release include the statements made by Mr. Wille. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are general market and economic conditions, our ability to execute our business strategy and integrate acquired businesses, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a fiscal year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our client concentration given that the Company is currently dependent on a few large client relationships, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, the possibility of the discontinuation of some client relationships, the financial condition of our clients' business and other factors detailed in the Company's filings with the Securities and Exchange Commission.

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DAEGIS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31,	April 30,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$6,466	$4,577
Accounts receivable, net	10,915	15,670
Prepaid expenses and other current assets	1,288	1,166
Total current assets	18,669	21,413

Property and equipment, net	2,861	2,240
Goodwill	25,161	25,161
Intangibles, net	10,765	12,396
Other assets, net	1,150	1,524
Total assets	$58,606	$62,734

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$450	$1,433
Current portion of long term debt	1,594	1,869
Accrued compensation and related expenses	2,182	2,894
Common stock warrant liability	987	1,623
Other accrued liabilities	1,468	2,131
Deferred revenue	8,244	7,951
Total current liabilities	14,925	17,901

Long term debt, net of current portion	20,353	24,731
Deferred tax liabilities	653	555
Other long term liabilities	1,045	1,513
Total liabilities	36,976	44,700

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock	2	—
Common stock	15	15
Additional paid-in capital	99,735	95,111
Accumulated other comprehensive income	345	443
Accumulated deficit	(78,467)	(77,535)
Total stockholders’ equity	21,630	18,034
Total liabilities and stockholders’ equity	$58,606	$62,734

DAEGIS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2012	2011	2012	2011
Revenues:
eDiscovery	$4,159	$6,508	$15,714	$16,617
Database, archive, and migrations	6,910	5,923	17,944	18,567
Total revenues	11,069	12,431	33,658	35,184

Operating expenses:
Direct costs of eDiscovery revenue	2,491	2,200	7,123	4,725
Direct costs of database, archive, and migration revenue	1,255	1,254	3,955	4,308
Product development	1,830	1,973	5,669	5,738
Selling, general and administrative	4,889	5,866	14,264	18,966
Change in fair value of contingent consideration	—	—	—	(164)
Total operating expenses	10,465	11,293	31,011	33,573
Income from operations	604	1,138	2,647	1,611

Other income (expense):
Loss on extinguishment of debt	—	—	(2,166)	—
Gain (loss) from change in fair value of common stock warrant liability	34	(240)	636	427
Interest expense	(462)	(1,009)	(1,832)	(2,450)
Other, net	(93)	2	(66)	(162)
Total other income (expense)	(521)	(1,247)	(3,428)	(2,185)

Earnings (loss) before income taxes	83	(109)	(781)	(574)
Provision for income taxes	30	97	150	219
Net income (loss)	$53	$(206)	$(931)	$(793)

Net income (loss) per share:
Basic	$0.00	$(0.01)	$(0.08)	$(0.06)
Dilutive	$0.00	$(0.01)	$(0.08)	$(0.06)

Shares used in computing net income (loss) per share:
Basic	14,713	14,577	14,657	13,220
Dilutive	14,713	14,577	14,657	13,220

DAEGIS INC.
RECONCILIATION OF GAAP OPERATING INCOME TO ADJUSTED EBITDA
(In thousands)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2012	2011	2012	2011
GAAP income from operations	$604	$1,138	$2,647	$1,611

Amortization of intangible assets	508	737	1,632	2,679
Stock based compensation expenses	230	239	704	726
Depreciation	287	242	796	627
Total adjustments to GAAP income from operations	1,025	1,218	3,132	4,032

Adjusted EBITDA	$1,629	$2,356	$5,779	$5,643

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share data)

GAAP net income (loss)	$53	$(206)	$(931)	$(793)

Amortization of intangible assets and warrant discount	508	801	1,675	2,832
Stock based compensation expenses	230	239	704	726
Professional fees related to mergers	—	—	—	1,423
Change in fair value of contingent consideration	—	—	—	(164)
(Gain) loss from change in fair value of common stock warrant liability	(34)	240	(636)	(427)
Loss on extinguishment of debt	—	—	2,166	—
Total adjustments to GAAP net income (loss)	704	1,280	3,909	4,390

Non-GAAP net income (1)	$757	$1,074	$2,978	$3,597

Non-GAAP diluted earnings per share (1)	$0.05	$0.07	$0.18	$0.26

Weighted average shares used in computing earnings per share:
Dilutive	16,447	15,045	16,109	13,730

(1) Does not include the impact of dividends on preferred shares